Exhibit 1.01
Medtronic Public Limited Company
Conflict Minerals Report
For the Year Ended December 31, 2020

Overview

This Conflict Minerals Report (this “Report”) of Medtronic Public Limited Company (“Medtronic,” the “Company,” “we,” “us,” and “our”) has been prepared by us on a consolidated basis for the reporting period from January 1, 2020 to December 31, 2020 (the “Reporting Period”) pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. Conflict minerals are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which are limited to tantalum, tin and tungsten and gold (often referred to as 3TG) for the purposes of this assessment. The “Covered Countries” for the purposes of the Rule are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, and Angola.

If a registrant knows or has reason to believe that any of the conflict minerals necessary to the functionality or production of their products may have originated in the Covered Countries, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

Forward-Looking Statements

This Conflict Minerals Report contains forward-looking statements, which are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. These statements include statements regarding our goals for future improvements to our due diligence process and to mitigate the risk about the sourcing of our conflict minerals. All forward-looking statements involve risk and uncertainty. Risks that may cause these forward-looking statements to be inaccurate include: failure to carry out these plans in a timely manner or at all; lack of cooperation or progress by our suppliers, their respective suppliers and smelters; lack of progress by smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities) or these plans may not be effective. In addition, you should also consider the important factors described in reports and documents that we file from time to time with the SEC, including the factors described under the sections titled “Risk Factors” in the Company’s most recently submitted Quarterly or Annual Reports. Except as required by law, we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Company Summary

Medtronic, headquartered in Dublin, Ireland, is among the world's largest medical technology, services, and solutions companies - alleviating pain, restoring health, and extending life for millions of people around the world. Medtronic was founded in 1949 and today serves hospitals, physicians, clinicians, and patients in more than 150 countries worldwide. Medtronic remains committed to a mission written by its founder in 1960 that directs Medtronic “to contribute to human welfare by the application of biomedical engineering in the research, design, manufacture, and sale of products to alleviate pain, restore health, and extend life.”

Medtronic’s business groups and products for the Reporting Period included:
•The Cardiac and Vascular Group (“CVG”) is composed of the Cardiac Rhythm & Heart Failure (“CRHF”), Coronary & Structural Heart, and Aortic, Peripheral & Venous divisions. CVG's products include pacemakers, insertable monitors, cardiac resynchronization therapy devices, implantable cardioverter defibrillators, leads and delivery systems, ventricular assist systems, ablation products, electrophysiology catheters, products for the treatment of arrhythmias including atrial fibrillation, information systems for the management of patients with CRHF devices, products designed to reduce surgical site infections, coronary and peripheral stents and related delivery systems, balloons and related delivery systems, endovascular stent graft systems, heart valve replacement technologies, cardiac tissue ablation systems, and open heart and coronary bypass grafting surgical products. CVG also includes Care Management Services and Cath Lab Managed Services within the CRHF division.

•The Minimally Invasive Therapies Group (“MITG”) is composed of the Surgical Innovations and Respiratory, Gastrointestinal, & Renal divisions. MITG’s products span the entire continuum of patient care from diagnosis to recovery with a focus on diseases of the gastrointestinal tract, lungs, pelvic region, kidneys, obesity, and preventable complications. The products include advanced and general surgical products, surgical stapling devices, vessel sealing instruments, wound closure products, electrosurgery products, hernia mechanical devices, hernia mesh implants, advanced ablation, interventional lung devices, ventilators, capnography, airway products, sensors, renal care products, patient monitoring products, and visualization systems.

•The Restorative Therapies Group (“RTG”) is composed of the Cranial & Spinal Technologies, Specialty Therapies, and Neuromodulation. RTG’s products focus on various areas of the spine, bone graft substitutes, biologic products, trauma, implantable neurostimulation therapies and drug delivery systems for the treatment of chronic pain, movement disorders, epilepsy, overactive bladder, urinary retention, fecal incontinence and gastroparesis, as well as products to treat conditions of the ear, nose, and throat, and systems that incorporate advanced energy surgical instruments. RTG also manufactures and sells image-guided surgery and intra-operative imaging systems, robotic guidance systems used in robot assisted spine procedures, and therapies to treat diseases of the vasculature in and around the brain, including coils, neurovascular stents and flow diversion products.

•The Diabetes Group’s products include insulin pumps, continuous glucose monitoring systems, insulin pump consumables, and smart insulin pen systems.

This Report has been prepared by Company management.

Design of Conflict Minerals Program

The Company has designed its conflict minerals program, and the reasonable country of origin inquiry and due diligence measures contained therein, to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD, 2013) and related supplements for gold, tin, tantalum and tungsten. Due to the depth of the Company’s supply chain, the Company is far removed from the sources of ore from which conflict minerals are produced and the smelters and refiners that process those ores, and the Company has limited influence over the behavior of these smelters and refiners. Moreover, because of the geographic diversity and ongoing changes in the Company’s supply chain, the Company often has significant difficulty identifying those suppliers who are further upstream from the Company’s direct suppliers. As a result, the Company’s program was specifically designed to relate to our position in the minerals supply chain as a "downstream" purchaser. Summarized below are the design components of the Company’s conflict minerals program as they relate to the five-step framework from the OECD Guidance:

Step 1. Establish and Maintain Strong Company Management Systems

•Establish and maintain a policy for the sourcing of minerals from the Covered Countries, which is available at https://www.medtronic.com/content/dam/medtronic-com/us-en/corporate/corporate-governance/documents/conflict-minerals-policy.pdf

•Maintain continued membership in the Responsible Minerals Initiative (“RMI”), formerly known as the Conflict Free Sourcing Initiative (“CFSI”).

•Establish a system of controls and transparency through the use of the Conflict Minerals Reporting Template (“CMRT”) as a standard survey tool to identify smelters and refiners.

•Establish and maintain a cross-functional conflict minerals management structure composed of three teams:

◦Steering Committee comprised of the Chief Procurement Officer, VP Finance and Chief Accounting Officer, and VP Corporate Governance & Privacy, which was responsible for the overall program management of the conflict minerals compliance program, including strategy, governance structure, and oversight through the Supply Management Leadership Team;

◦Central Team comprised of the Director, Responsible Supply Management Program, a Supply Chain Project Analyst, and a legal representative, which was responsible for the overall conflict minerals program design and implementation, including data collection, applicability and supplier review, reasonable country of origin inquiry (“RCOI”), due diligence, audit readiness, and reporting, as well as day-to-day program management; and

◦Business Group Team comprised of members from each business group who were responsible for data collection, applicability, and supplier review.

•Update Steering Committee and the Company’s senior sourcing and supply chain leaders on the status of the conflict minerals program on a quarterly basis.

•Develop and maintain a training document for employees that discusses the highlights of the Rule and the Company’s expectations of its suppliers to assist in complying with the Rule. Employees are trained through materials that are made available on the Company’s intranet site. Supplier training materials are available to all in-scope suppliers through a 3rd party Learning Management System (LMS).

•Enable the Company to receive external inquiries and grievances from customers, employees or other interested parties via the Company’s confidential Voice Your Concern Line at www.VoiceYourConcernLine.com or the conflict minerals e-mail box (conflictminerals@medtronic.com).

•Develop and add a clause to templates for new and renewed supply agreements and to standard purchase order terms and conditions that requires suppliers to provide information about the sourcing of conflict minerals and smelters or refiners and to conduct due diligence on the source and chain of custody for any conflict minerals used in their manufacturing processes.

•Maintain records of the Company’s conflict minerals process for a minimum of five years, in accordance with the OECD Guidance.

Step 2. Identify and Assess Risks in the Supply Chain

•Engage with affected suppliers by sending an email notifying them that the Company is subject to the Rule and that their cooperation in responding to a conflict minerals survey is requested.

•Conduct a supply chain survey, based on the CMRT developed by the RMI, of direct suppliers that supply the Company with products or components that may contain necessary conflict minerals.

•Receive and review responses from suppliers that were surveyed.

•Assess the reasonableness of all responses claiming to not use conflict minerals in their manufacturing processes based on internal knowledge of supplies purchased.

•Perform an automated red flag review of all supplier responses.

•Communicate with suppliers on the required corrective actions and request additional information as necessary.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

•Implement a risk management plan that outlines the Company’s responses to identified risks.

•Send reminder letters to each supplier who does not respond to the Company’s initial survey request in an attempt to receive a completed CMRT and work through Category and/or Commodity managers to personally follow up with non-responsive, high-spend suppliers.

•Review supplier responses that claim to source conflict minerals from one or more of the Covered Countries.

•Follow up with suppliers that do not provide a smelter or refiner list or indicate that they do not provide a complete smelter or refiner list to request additional smelter or refiner information.

•Compare a list of unique smelters or refiners received from suppliers who respond that they source conflict minerals from the Covered Countries against conformant, active, and standard smelter or refiner lists per the RMAP for verification of existence and location of the smelters or refiners, as well as the location from which conflict minerals were sourced. Identify smelters or refiners on the RMAP conformant list. For all suppliers who provide unknown or non-RMAP conformant smelters or refiners, continue to work with the supplier to investigate the smelter or refiner and determine the location from which the conflict minerals originated.

•Evaluate facilities listed on CMRTs submitted by suppliers against red flag indicators defined in the OECD Guidance: geographic proximity to the Covered Countries, RMAP audit status, and credible evidence of unethical or conflict sourcing. If facilities meeting these criteria appear on CMRTs submitted by suppliers, the suppliers receive instructions to take risk mitigation actions.

•Send communication to non-conformant smelters and refiners identified in the Company’s supply chain asking them to get audited and become conformant.

•Send communication to direct suppliers who trigger due diligence by indicating sourcing from the Covered Countries reminding them of the Company’s conflict minerals policy and asking them to make every effort to source conflict minerals from the validated sources.

Step 4. Carry Out Independent Third-Party Audit of Smelter or Refiner’s Due Diligence Practices

•The Company is a downstream consumer of necessary conflict minerals and many steps removed from smelters or refiners who provide minerals and ores. The Company does not perform or direct audits of smelters or refiners within its supply chain and relies on the RMAP and its partners to conduct smelter and refiner due diligence.

Step 5. Report Annually on Supply Chain Due Diligence

•This Conflict Minerals Report is annually filed with the U.S. Securities and Exchange Commission. This Conflict Minerals Report is also available at www.medtronic.com (under the “Investors” caption and “SEC Filings” sub caption).

2020 Process

The Company determined that tin, tantalum, tungsten, and gold, often referred to as 3TG, were necessary to the functionality of many of its products. In order to conform to the Rule, the Company then performed a risk-based assessment to determine if the necessary conflict minerals in the products the Company manufactured or contracted to manufacture directly or indirectly financed or benefited armed groups in one or more of the Covered Countries. This risk-based assessment is discussed in further detail in the following sections.

Reasonable Country of Origin Inquiry

In accordance with the Rule, after the Company’s initial determination that conflict minerals were necessary to the functionality of many products, the Company conducted a reasonable country of origin inquiry (“RCOI”) to determine whether the Company had reason to believe that any of the conflict minerals necessary to the functionality or production of its products may have originated in the Covered Countries. The Company identified suppliers to survey by reviewing 2020 direct material purchases and applying applicability filters to segment suppliers that supply the Company with products or components that may contain necessary conflict minerals. After identifying the relevant suppliers, the Company then conducted a supply chain survey, based on the current version of the Conflict Minerals Reporting Template (“CMRT”) originally developed by the Conflict Free Sourcing Initiative (“CFSI”), of 217 direct suppliers that supply the Company with products or components that may contain necessary conflict minerals. The Company utilized a third-party web-based software platform and analysis system to conduct this supply chain survey. The suppliers surveyed represented all suppliers determined to be in-scope for 2020 based on the Company’s applicability filters, as mentioned above.

The Company received 199 responses from suppliers that were surveyed, representing an 92% response rate and 96% of all spend surveyed. The Company sent up to three reminder letters to each supplier who did not respond to the Company’s initial survey request in an attempt to receive a completed CMRT and worked through relationship managers to personally follow up with non-responsive, high-spend suppliers.

Of the 199 responses, 25 suppliers either claimed to source conflict minerals from one or more of the Covered Countries or provided information that caused the Company to reasonably believe that the supplier sourced conflict minerals from one or more of the Covered Countries. As a result, the Company has reason to believe that necessary conflict minerals in its products may have originated in the Covered Countries.

Red Flag Review

The Company performed an automated red flag review of all supplier responses. Each facility that met the RMI definition of a smelter or refiner of a 3TG mineral was assessed according to red flag indicators defined in the OECD Guidance. The three factors evaluated to determine the level of risk that each smelter poses to the supply chain are:

•Geographic proximity to the Covered Countries;

•RMAP audit status; and

•Credible evidence of unethical or conflict sourcing.

Based on these criteria the following facilities have been identified with red-flag risks in their supply chain:

•Tony Goetz NV - CID002587-Belgium

•African Gold Refinery - CID003185-Uganda

•Kaloti Precious Metals - CID002563-UAE

•Fidelity Printers - CID002515-Zimbabwe

•Sudan Refinery - CID002567-Sudan

As part of our risk management plan under the OECD Guidance, when these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities were initiated. Submissions that included any of the above facilities immediately produced a return email instructing the supplier to take their own risk mitigation actions and to escalate this matter up within the supplier in order to work to remove these red flag smelters or refiners from their supply chain.

Due Diligence Measures Performed

Following the Company’s RCOI, the Company performed the following measures to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in the Company’s products which the Company has reason to believe may have originated from the Covered Countries:

•Reviewed supplier responses that claimed to source conflict minerals from one or more of the Covered Countries (25 out of 199 completed supplier responses) and compiled initial list of smelters and refiners provided by such suppliers.

•Followed up with suppliers that claimed to source, or provided information that caused the Company to reasonably believe that the supplier sourced, conflict minerals from one or more of the Covered Countries but did not provide a smelter or refiner list or indicated that they did not provide a complete smelter or refiner list to request additional smelter or refiner information.

•Compared a list of 533 potential unique smelters or refiners received from the above suppliers against conformant, active, and legitimate smelter or refiner lists per the RMAP for verification of existence and location of the smelters or refiners, as well as the location from which conflict minerals were sourced.

•Identified 238 smelters or refiners on the RMAP conformant list and 22 smelters on the RMAP active list.

•For all suppliers who provided non-RMAP conformant or non-RMAP active smelters or refiners (50 suppliers), the Company reached out to them and asked them to work with their smelters and encourage them to become RMAP conformant.

Results of Due Diligence Measures

As a downstream purchaser of products which contain conflict minerals, the Company’s due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. The Company’s due diligence processes are based on the necessity of seeking data from direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. The Company also relies, to a large extent, on information collected and provided by independent third-party audit programs. Such sources of information may yield inaccurate or incomplete information due to, among other reasons, gaps in supplier or smelter data, errors or omissions in information provided by suppliers or smelters, or misunderstandings by suppliers or smelters regarding the SEC requirements.

Per the Company’s supply chain survey, 25 of the Company’s suppliers claimed to source, or provided information that caused the Company to reasonably believe that the supplier sourced, conflict minerals from one or more of the Covered Countries.

These suppliers identified 533 potential smelter and refiner facilities that may process the necessary conflict minerals contained in the materials provided to the Company. Of those facilities:

•238 are listed as “conformant” on the RMAP list, meaning that they are conformant with the RMAP assessment protocols;

•22 are listed as “active” on the RMAP list, meaning that they have committed to undergo a RMAP audit or are participating in a cross-recognized certification program;

•72 are included on the RMAP list, but are not listed as “conformant” or “active”; and

•after comparing the remaining 201 names to the RMAP database, the Company was unable to determine that these were valid smelter names.

A listing of the known smelters and refiners identified by the Company’s suppliers is included in Annex I below. Not all of the included smelters and refiners may have processed the necessary conflict minerals contained in the Company’s products. In some cases, suppliers may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their respective suppliers, the decision of such suppliers to provide information on a company-wide level rather than a product-based level, or for other reasons. The smelters and refiners listed in Annex I may not be all of the smelters and refiners in the Company’s supply chain, since certain suppliers were unable to identify the smelters and refiners of some of the necessary conflict minerals content contained in our products and because not all suppliers responded to our inquiries.

The RMAP-conformant smelters disclosed that, in addition to sourcing from recycled or scrap sources, they have sourced materials from L1, L2 and L3 countries, as well as from the Democratic Republic of the Congo. L1 and L2 countries are, respectively, countries with known active ore production that are not identified as conflict regions or plausible countries of smuggling or export of conflict minerals and countries that are known or plausible countries for smuggling, export out of L3 countries, or transit of materials containing conflict minerals. The L3 countries consist of the Covered Countries. The smelters that are not listed as “conformant” on the RMAP list disclosed that, in addition to sourcing from recycled or scrap sources, they have sourced materials from China, Australia, Canada, Indonesia, Peru, Bolivia, the United States of America and the L1 countries; however, many smelters did not provide specific country of origin data, and, as a result, this list is likely incomplete. The smelters that are not listed as “conformant” on the RMAP list did not disclose any mines located in the Covered Countries. An aggregate listing of all known countries of origin for sourced materials is included in Annex II below.

Compared to the 2019 reporting year, the Company observed the following changes through the analysis of RCOI and source and chain of custody due diligence data for the 2020 reporting year:

•Decrease in the number of suppliers reporting high risk smelters or refiners from 38 to 25.

•Decrease in percentage of suppliers reporting high risk smelters or refiners from 15% to 12%.

Independent Private Sector Audit

The Company does not have sufficient information to determine whether its products are “DRC conflict free.” As such, an independent private sector audit is not required at this time.

Continuous Improvement

The Company took the following steps, among others, to mature its conflict minerals program, including its RCOI and due diligence measures, in accordance with OECD Guidance and to further mitigate the risk that the conflict minerals contained in its products finance or benefit armed groups in the Covered Countries:

•Updated Medtronic Conflict Minerals policy and posted on Medtronic.com.

•Continued to partner with a 3rd party software and service provider with extensive expertise in turn-key conflict minerals services.

•Shared all due diligence results with the Steering Committee and Business Groups senior sourcing leadership who demonstrated awareness and concern, as well as responsiveness to the risks identified in the due diligence.

•Engaged with suppliers by directing them to training resources to increase the response rate and improve the quality of the supplier survey responses.

•Reached out to smelters and refiners within the Company’s supply chain who are not currently on the RMAP list and encouraged them to become conformant.

•Reached out to suppliers who indicated that they source conflict minerals from the Covered Countries to reiterate the Company’s policy and ask them to apply every effort to use only conformant sources of conflict minerals.

•Worked with non-responsive suppliers through follow-up letters and direct outreach by commodity managers to educate suppliers and facilitate responses.

•Created a process to receive external inquiries and grievances from customers, employees, or other interested parties.

•Participated in multiple webinars and conferences.

•Maintained membership in RMI since 2015, which provides the Company with the ability to participate in shaping industry policies regarding conflict minerals, a forum for engagement with stakeholder groups related to conflict minerals, and access to data regarding those facilities that are validated through the RMI.

The Company expects to take the following steps as part of continuous improvement:

•Review Conflict Minerals governance and participation of the Steering Committee.

•Work to further mature the Company’s conflict minerals program and build transparency over its supply chain in accordance with the OECD Guidance.

•Continue to annually evaluate the Company’s suppliers in order to determine those suppliers that are in-scope and should be surveyed as part of the Company’s conflict minerals program.

•Continue to drive our suppliers to obtain current, accurate, and complete information from their supply chain about their smelters and refiners of conflict minerals.

•Further focus on the analysis of supplier responses and maturing the Company’s due diligence efforts and procedures for suppliers that report to source from one or more of the Covered Countries, specifically at the smelter or refiner and component level.

•Increase the Company’s focus on conflict minerals compliance on high-risk and high-spend suppliers.

Annex I
Smelters and Refiners RY2020

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status
Gold	8853 S.p.A.	ITALY	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Non Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	African Gold Refinery	UGANDA	Outreach Required
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Alexy Metals	UNITED STATES OF AMERICA	Active
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant

Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Due Diligence Vetting Process
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	Augmont Enterprises Private Limited	INDIA	Active
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	Active
Gold	Caridad	MEXICO	Communication Suspended - Not Interested
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	CGR Metalloys Pvt Ltd.	INDIA	Outreach Required
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	In Communication
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Outreach Required
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	In Communication
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	In Communication
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	RMI Due Diligence Review - Unable to Proceed
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	Outreach Required
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	In Communication
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Gold Coast Refinery	GHANA	Outreach Required
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Outreach Required
Gold	Guangdong Jinding Gold Limited	CHINA	Outreach Required

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Outreach Required
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Active
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Outreach Required
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Outreach Required
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Active
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	JALAN & Company	INDIA	Outreach Required
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	K.A. Rasmussen	NORWAY	Outreach Required
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	RMI Due Diligence Review - Unable to Proceed
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	In Communication
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kundan Care Products Ltd.	INDIA	In Communication
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Outreach Required
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	RMI Due Diligence Review - Unable to Proceed
Gold	Lingbao Gold Co., Ltd.	CHINA	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Outreach Required
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Outreach Required
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	MD Overseas	INDIA	In Communication

Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	Active
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
Gold	Morris and Watson	NEW ZEALAND	Communication Suspended - Not Interested
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Non Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Pease & Curren	UNITED STATES OF AMERICA	Outreach Required
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Outreach Required
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Outreach Required
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Outreach Required
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Outreach Required
Gold	Safimet S.p.A	ITALY	Conformant
Gold	SAFINA A.S.	CZECH REPUBLIC	Conformant
Gold	Sai Refinery	INDIA	Outreach Required
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested

Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	In Communication
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	Sellem Industries Ltd.	MAURITANIA	Outreach Required
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Outreach Required
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	Outreach Required
Gold	Shirpur Gold Refinery Ltd.	INDIA	Outreach Required
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sovereign Metals	INDIA	Outreach Required
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Outreach Required
Gold	Sudan Gold Refinery	SUDAN	Outreach Required
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Outreach Required
Gold	Tony Goetz NV	BELGIUM	Non Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Outreach Required
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Outreach Required
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Active

Tin	CRM Synergies	SPAIN	Active
Tin	CV Ayi Jaya	INDONESIA	Active
Tin	CV Venus Inti Perkasa	INDONESIA	Active
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Non Conformant
Tin	Dowa	JAPAN	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Non Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Active
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Outreach Required
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Pongpipat Company Limited	MYANMAR	Outreach Required
Tin	Precious Minerals and Smelting Limited	INDIA	Non Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Active
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant

Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Active
Tin	PT Cipta Persada Mulia	INDONESIA	In Communication
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Active
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	Outreach Required
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	PT Rajehan Ariq	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Timah Nusantara	INDONESIA	Active
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Super Ligas	BRAZIL	Active
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Outreach Required
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Active
Tungsten	Artek LLC	RUSSIAN FEDERATION	Active
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	China Molybdenum Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Outreach Required
Tungsten	Cronimet Brasil Ltda	BRAZIL	Active
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant

Tungsten	GEM Co., Ltd.	CHINA	In Communication
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Communication Suspended - Not Interested
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Active
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant

Annex II
Countries of Origin RY2020

Afghanistan
Albania
Angola
Argentina
Armenia
Australia
Austria
Belarus
Belgium
Bermuda
Bolivia
Brazil
Bulgaria
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Czech Republic
Djibouti
Dominican Republic
DRC or an adjoining country (Covered Countries)
Ecuador
Egypt
England
Estonia
Ethiopia
Finland
France
Germany
Ghana
Guinea
Guyana
Hungary
India
Indonesia
Ireland
Israel
Italy

Ivory Coast
Japan
Kazakhstan
Kenya
Kyrgyzstan
Laos
Liberia
Lithuania
Luxembourg
Madagascar
Malaysia
Mali
Mauritania
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Niger
Nigeria
Papua New Guinea
Peru
Philippines
Poland
Portugal
Recycled/Scrap
Republic of Korea
Russia
Rwanda
Saudi Arabia
Sierra Leone
Singapore
Slovakia
Slovenia
South Africa
Spain
Sudan
Suri
Suriname
Sweden
Switzerland

Tanzania
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom
USA
Uzbekistan
Vietnam
Zambia
Zimbabwe